UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2011

NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

David C. Bupp, the Company's former Chief Executive Officer, and currently a member of the Company's Board of Directors, adopted a pre-arranged stock trading plan effective June 1, 2011 (the "Plan") pursuant to guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.

Mr. Bupp may sell up to 1,500,000 shares of common stock under the Plan during the period from June 1, 2011 through December 16, 2012. The transactions may take place from time-to-time, subject to certain criteria stated in the plan, including certain minimum price levels and daily volume activity. The pre-arranged trading plan will enable Mr. Bupp to implement certain tax planning measures, diversify his personal investment portfolio, further his charitable giving and pay income taxes incurred in connection with equity awards. The maximum number of shares that may be sold under the trading plan represents less than 1.7% of the shares of common stock of the Company outstanding as of the date of this report, and less than 1% of the fully diluted shares of common stock outstanding, assuming the conversion or exercise of all outstanding convertible preferred stock and warrants.

The trading plan was finally approved by the Company during an authorized trading period and will expire on or before December 31, 2012. Under Rule 10b5-1 trading plans, trades may be executed at times when an officer is in possession of material non-public information provided the trade is executed based on the application of a formula or binding instructions determined at the time the trading plan was arranged and the trading plan was entered into at a time when the officer was not in possession of material non-public information. Any stock sales that occur under the trading plan will be publicly disclosed in accordance with U.S. securities laws.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements contained or incorporated by reference in this Current Report on Form 8-K, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other SEC filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: June 1, 2011	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer